Exhibit 10.13


January 27, 2000

{name}
{address]

     Re: Promissory Note dated as of [____________] for $[______]

Dean [name]:

     The books and records of CNF Technologies, Inc. (the "Company") indicate that you have provided us with a loan in the principal amount of One Hundred Thousand Dollars (US $100,000), as evidenced by a note dated [________] (the "Note"). In order to induce an equity investment in the Company, this letter will constitute your formal agreement to extend the "Maturity Date" of the Note (as the term Maturity Date is defined with the Note) to January 30, 2001, and such date shall hereafter be referred to as the "Maturity Date" of the Note, as amended hereby.

     All other terms and conditions of the Note shall remain in full force and effect.

     Would you kindly indicate your intention to be legally bound by the terms set forth herein as a formal amendment to the Note, by placing your name and signature on the line provided below. Thank you for your consideration and cooperation in this matter.


                                             Very truly yours,


                                             CNF Technologies, Inc.


                                             By:
                                                 ----------------------
                                                 David G. Thompson, CFO

Acknowledged and Agreed to by:


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Signature